Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Molekule Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Equity	Common stock, par value $0.01 per share(1)	Other	4,000,000(2) (3)	N/A	3,485,240.56(4)	0.00011020	$384.07
Total Offering Amounts							$384.07
Total Fee Offsets							$0
Net Fee Due							$384.07

(1) This registration statement relates to the registration of the maximum number of shares of common stock, par value $0.01 per share, of the registrant (“Molekule Common Stock”) estimated to be issuable by the registrant pursuant to the Agreement and Plan of Merger, dated January 26, 2023 (the “Merger Agreement”), among the registrant, Avatar Merger Sub Ltd., a company organized under the laws of the State of Israel and a wholly owned subsidiary of the registrant (“Merger Sub”), and Aura Smart Air Ltd. (“Aura”), a company organized under the laws of the State of Israel (“Aura”), pursuant to which Merger Sub will be merged with and into Aura, which shall continue as the surviving corporation of the merger, with Aura thereby becoming a wholly owned subsidiary of the registrant (the “Merger”).

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares of Molekule Common Stock, as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(3) Represents the estimated maximum number of shares of Molekule Common Stock to be issued upon completion of the Merger.

(4) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rules 457(c) and 457(f)(1) of the Securities Act. The proposed maximum aggregate offering price is equal to the product of (a) 5015 New Israeli Shekels, which are referred to as “NIS”, or $0.13815 (based on the exchange rate reported by the Bank of Israel on June 9, 2023), the average of the high and low prices of the Aura Ordinary Shares, as reported on the Tel Aviv Stock Exchange on June 9, 2023 and (b) 25,277,265, the estimated maximum number of Aura Ordinary Shares that may be exchanged for Molekule Common Stock in the merger.